UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2023

Professional Diversity Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 E. Monroe Street, Suite 2120, Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On December 10, 2023, Professional Diversity Network, Inc. (the “Company”) entered into a stock purchase agreement (the “Agreement”) with Cosmic Forward Limited (“CFL”), an existing stockholder of the Company, in connection with the purchase by CFL of 122,670 shares of common stock of the Company (the “Shares”) at a price of approximately $1.63 per share (representing a 20% discount of the 5-day moving average price of the common stock immediately prior to the execution date) for aggregate gross proceeds of $200,000. The proceeds will be used for general working capital purposes. The closing of the transaction took place on December 11, 2023. Immediately prior the transaction, CFL owned beneficially and of record approximately 23% of the total outstanding shares of the Company’s common stock, and immediately after the transaction such ownership percentage is increased to approximately 24%.

The issuance of the Shares is exempt from registration due to the exemption found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The sale was an offshore transaction since the offeree/purchaser was outside the United States at the time of the purchase. Further, there were no directed selling efforts of any kind made in the United States either by the Company or any affiliate or other person acting on the Company’s behalf in connection with the offering. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act or an exemption therefrom is available, and that hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act. The purchaser certified that it is not a U.S. person (as that term is defined in Regulation S) and is not acquiring the Shares for the account or benefit of any U.S. person and agreed to resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration. The Shares sold are restricted securities and the certificates representing the Shares will be affixed with a standard restrictive legend, which states that the Shares cannot be sold without registration under the Securities Act or an exemption therefrom.

A copy of the form of the Agreement is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Stock Purchase Agreement between the Registrant and Cosmic Forward Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2023	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Xin (Adam) He
Name: Xin (Adam) He Title: Chief Executive Officer